Exhibit 10.136

AMENDED AND RESTATED SERIES A PROMISSORY NOTE

$2,128,571.43	New York, New York
March 17, 2004

FOR VALUE RECEIVED, the undersigned FOR VALUE RECEIVED, the undersigned [i] THERMOVIEW INDUSTRIES, INC., a Delaware corporation (“ThermoView”), [ii] AMERICAN HOME DEVELOPERS CO., INC., a California corporation (“American Home”), [iii] FIVE STAR BUILDERS, INC., a California corporation (“Five Star”), [iv] KEY HOME CREDIT, INC.,  a Delaware corporation (“Key Home”), [v] KEY HOME MORTGAGE, INC., a Delaware corporation (“Key Home Mortgage”), [vi] LEINGANG SIDING AND WINDOW, INC., a North Dakota business corporation (“Leingang Siding”),  [vii] PRECISION WINDOW MFG., INC., a Missouri corporation (“Precision”), [viii] PRIMAX WINDOW CO., a Kentucky corporation (“Primax”), [ix] ROLOX, INC., a Kansas corporation (“Rolox”), [x] TD WINDOWS, INC., a Kentucky corporation (“TD Windows”), [xi] THERMAL LINE WINDOWS, INC., a North Dakota corporation (“Thermal Line”), [xii] THERMOVIEW OF MISSOURI, INC., a Missouri corporation (“ThermoView-Missouri”), [xiii] THERMO-TILT WINDOW COMPANY, a Delaware corporation (“Thermo-Tilt”), [xiv] THERMO-SHIELD OF AMERICA (ARIZONA), INC., an Arizona corporation (“Thermo-Shield Arizona”), [xv] THERMO-SHIELD OF AMERICA (MICHIGAN), INC., a Michigan corporation (“Thermo-Shield Michigan”), [xvi] THERMO-SHIELD COMPANY, LLC, an Illinois limited liability company (“Thermo-Shield Company”), [xvii] THERMO-SHIELD OF AMERICA (WISCONSIN), LLC, a Wisconsin limited liability company (“Thermo-Shield Wisconsin”), [xviii] THERMOVIEW ADVERTISING GROUP, INC., a Delaware corporation (“ThermoView Advertising”) and [xix] THOMAS CONSTRUCTION, INC., a Missouri corporation (“Thomas Construction”), (ThermoView, American Home, Five Star, Key Home, Key Home Mortgage, Leingang Siding, Precision, Primax, Rolox, TD Windows, Thermal Line, ThermoView-Missouri, Thermo-Tilt, Thermo-Shield Arizona, Thermo-Shield Michigan, Thermo-Shield Company, Thermo-Shield Wisconsin, ThermoView Advertising and Thomas Construction individually are referred to in this Agreement as a “Borrower” and collectively as the “Borrowers”) having an address in care of ThermoView Industries, Inc., 5611 Fern Valley Road, Louisville, Kentucky 40228, hereby promises and agrees to pay to the order of GE Capital Equity Investments, Inc., a Delaware corporation (the “Series A Lender”), having an address of 120 Long Ridge Road, Stamford, Connecticut 06927, the aggregate principal sum of TWO MILLION ONE HUNDRED TWENTY-EIGHT THOUSAND FIVE HUNDRED SEVENTY-ONE AND 43/100 DOLLARS ($2,128,571.43), or so much thereof as may be advanced hereunder, together with interest thereon as hereinafter provided, in lawful money of the United States of America, in the manner set forth herein, on or before the Loan Expiration Date as that term is defined in the Loan Agreement (as hereinafter defined).

1.             Other Loan Documents. This Series A Note is issued in connection with a Loan Agreement dated August 31, 1998, as amended, to which the Borrowers, the Series A Lender, the Series B Lenders and the Series C Lender (as defined therein) are parties, (the “Loan Agreement”) the terms of which are incorporated herein by reference and other documents executed and delivered in connection therewith (the “Loan Documents”; terms not otherwise defined herein are used herein as therein defined in the Loan Documents), and is secured by the property described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to the Series A Lender (or the Collateral Agent for the Lenders) to secure this Series A Note.

2.             Rate of Interest.  This Series A Note will bear interest at a rate per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to eight percent (8%).

3.             Payment Terms.  Principal of this Series A Note shall be paid in monthly payments of $58,978.28 and shall be payable on the last day of each calendar month commencing on November 30, 2004.  The balance of the principal shall be paid in a single payment on the Loan Expiration Date.

Interest on this Series A Note shall be payable on the last day of each calendar month and on any and each date that the principal of this Series A Note is paid in full, and on the Loan Expiration Date.  Notwithstanding anything else herein to the contrary, (i) during the period commencing on December 1, 2003 and through and including September 30, 2004 (the “PIK Period”) any interest not paid by the Borrowers in cash on the date such interest is due shall be paid-in-kind and added to the principal amount then outstanding under this Series A Note on the date such interest shall be payable pursuant to this Section 3 and (ii) from October 1, 2004 and thereafter any and all interest shall be payable only in cash pursuant to the terms of this Series A Note.  All increased principal amounts outstanding under this Series A Note as a result of the foregoing sentence shall bear interest from the date of such increase at the interest rate provided for herein.  The Borrowers hereby acknowledge and agree that the paid-in-kind interest which has accrued during the PIK Period prior to the date hereof is not reflected in the stated principal amount of this Series A Note indicated in the introductory paragraph or otherwise herein.

If any payment under this Series A Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Series A Lender’s office indicated above is located, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. The Borrowers hereby authorize the Series A Lender to charge any Borrower’s deposit account at the Series A Lender for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Series A Lender may choose, in its sole discretion.  “Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed for business in New York, New York.

4.             Late Payments; Default Rate.  If the Borrowers fail to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Series A Note within ten (10) calendar days of the date due and payable, the Borrowers also shall pay to the Series A Lender a late charge equal to the lesser of two percent (2%) of the amount of such payment or $25.00. Such ten day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Series A Lender’s expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Series A Lender of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which the Series A Lender may employ. Upon maturity, whether by acceleration, demand or otherwise, and at the option of the Series A Lender upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, this Series A Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be two percentage points (2%) in excess of the interest rate in effect from time to time under this Series A Note but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Series A Note.

5.             Prepayment.  Principal of this Series A Note may be repaid or prepaid in whole or in part without penalty or premium at any time, but only in the amount of $10,000.00, or integral multiples thereof, or an amount equal to the entire unpaid principal balance of this Series A Note, and only provided Borrowers have given to the Series A Lender not less than three (3) Business Days prior written notice of such prepayment.  On July 31 and November 15 of each calendar year, the Borrowers shall prepay this Series A Note in an amount outstanding equal to 100% of the Borrowers’ cash, cash equivalents and marketable securities balance on its balance sheet which, collectively, is in excess of $1,000,000 as of June 30 or October 15, as applicable, of that year.  Upon termination of that certain Amended and Restated Reimbursement Agreement, dated as of March 17, 2004, among GE Capital Equity Investments, Inc. and the Borrowers (the “Reimbursement Agreement”) and fulfillment by the Borrowers of all of their obligations thereunder, any remaining balance in the Cash Account (as defined in the Reimbursement Agreement) shall be used to prepay this Series A Note.  Subject to the provisions of Section 8 hereof, any prepayment of this Series A Note and any prepayments in respect of the second and third sentences of this Section 5 shall be applied in the following order: (i) then due and payable fees and expenses; (ii) then due and payable interest and principal payments on the Reimbursement Obligations; (iii) then due and payable interest payments on the Series A Note, the Series B Notes and the Series C Note on a pro rata basis; (iv) principal payments on the Series A Note and the Series B Notes on a pro rata basis; and (v) principal payments on the Series C Note.  Any repayments or optional prepayments of this Series A Note at maturity, including in connection with a sale or merger of any Borrower or a sale of all or substantially all of the assets of any Borrower, shall be applied in the following order: (i) then due and payable fees and expenses; (ii) then due and payable interest and principal payments on the Reimbursement Obligations; (iii) then due and payable interest payments on the Series A Note, the Series B Notes and the Series C Note on a pro rata basis; (iv) principal payments on the Series A Note; iv) principal payments on the Series B Notes; and (vi) principal payments on the Series C Note.

6.             Events of Default.  The occurrence of any of the following events will be deemed to be an “Event of Default” under this Series A Note: (i) the nonpayment of any principal, interest or other indebtedness under this Series A Note or the Loan Agreement when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document, including but not limited to the Series B Notes and the Series C Note, or any other debt, liability or obligation to the Series A Lender of any Obligor; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment attachment or similar proceeding is instituted against any property or any Obligor held by or deposited with the Series A Lender; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Series A, B or C Lenders; (vii) the entry of a final judgment against any Obligor in excess of $100,000, which judgment has not been stayed, discharged or appealed within ten (10) Business Days of the date of entry thereof, (viii) the Borrower ceases doing business as a going concern; (ix) the revocation or attempted revocation, in whole or in part, of any guarantee for the benefit of the Series A Lender by any Guarantor; (x) any representation or warranty made by any Obligor to the Series A Lender in any Loan Document, or any other documents now or in the future securing the obligations of any Obligor to the Series A Lender, is false, erroneous or misleading in any material respect; (xi) the failure by Thermoview to perform or observe the financial covenant contained in Section 4.I of the Loan Agreement; or (xii) the occurrence of any Event of Default (as defined in any Loan Documents or any other documents now or in the future securing the obligations of any Obligor to the Series A, B or C Lenders) or any default under any of the Loan Documents or such other documents that does not have a defined set of “Events of Default” and the lapse of any notice or cure period provided in the Loan Documents or such other documents with respect to such default. As used herein, the term “Obligor” means any Borrower and any Guarantor, and the term “Guarantor” means any guarantor of the obligations of any Borrower to the Series A Lender existing on the date of this Series A Note or arising in the future.

Upon the occurrence and during the continuance of an Event of Default: (a) if an Event of Default specified in clauses (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (b) if an Event of Default specified in clauses (i), (vii) or (xi) above, or Section 6.E. or 6.F. of the Loan Agreement, or an Event of Default resulting from a breach of Section 5.G. of the Loan Agreement, shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Requisite A Lenders or, if the Series A Note shall no longer be outstanding, the Requisite Lenders, and without demand or notice of any kind, may be accelerated and become immediately due and payable; (c) if an Event of Default specified in clause (v) shall occur in connection with the obligations under that certain Securities Purchase Agreement, dated as of July 8, 1999, between the Series A Lender and Thermoview, as amended from time to time, shall be accelerated as a result of a default thereunder pursuant to Sections 5.1(h) or 7.1(a) thereof, at the option of the Requisite A Lenders or, if the Series A Note shall no longer be outstanding, the Requisite C Lender, and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) if any other Event of Default shall occur and the same shall continue unremedied for a period of 30 days thereafter, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Requisite Lenders and without demand or notice of any kind, may be accelerated and become immediately due and payable; (e) at the option of the Requisite Lenders will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (f) the Series A Lender may exercise from time to time any of the rights and remedies available to the Series A Lender under the Loan Documents or under applicable law.

7.             Right of Setoff.  In addition to all liens upon and rights of setoff against the money, securities or other property of each Borrower given to the Series A Lender by law, the Series A Lender shall have, with respect to any Borrower’s obligations to the Series A Lender under this Series A Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and each Borrower hereby assigns, conveys, delivers, pledges and transfers to the Series A Lender all of each Borrower’s right, title and interest in and to, all deposits, moneys, securities and other property of such Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Series A Lender whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, employee withholding accounts, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to any Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Series A Lender, although the Series A Lender may enter such setoff on its books and records at a later time.

8.             Subordination, Priority and Payment Over Of Proceeds In Certain Events.

9.             The Borrowers and the Lenders and any other holder of a Note (the Lenders and such holders being hereinafter referred to collectively as “Holders”) covenant and agree that all payments of the principal of and interest in respect of the Series A Note, Series B Notes and the Series C Note shall be subordinated in accordance with the provisions of this Section 8 to the prior payment in full of the Senior Debt.  For purposes of this Section 8, (x) the term “Senior Debt” shall mean, (i) with respect to the Series A Note, the Reimbursement Obligations, (ii) with respect to the Series B Notes, the Reimbursement Obligations and the Series A Note, and (ii) with respect to the Series C Note, the Reimbursement Obligations, the Series A Note and the Series B Notes, and each of clauses (i), (ii) and (iii) above shall include principal of and premium, if any, and interest (including interest accruing at the rate (including at the default rate) provided for hereunder after the commencement of (A) any bankruptcy proceedings involving any Borrower or (B) proceedings involving any Borrower of the type referred to in clause (b) hereof, in each case, whether or not allowed as a claim against any Borrower in any such proceeding) on all loans and other extensions of credit under, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the Senior Debt, to the extent permitted to be incurred pursuant to the Loan Documents , and (y) the term “Subordinated Debt” shall mean, (i) with respect to the Reimbursement Obligations, the Series A Note, the Series B Notes and the Series C Note, (ii) with respect to the Series A Note, the Series B Notes and the Series C Note and (iii) with respect to the Series B Notes, the Series C Note.  The Borrowers and the Lenders further covenant and agree that all payments in respect of this Series A Note shall be subordinated in accordance with the provisions of this Section 8.

10.           Upon payment or distribution of assets or securities of the Borrowers of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Borrowers, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrowers, the Senior Debt shall first be paid in full in cash, or payment provided for in cash or cash equivalents in a manner satisfactory to the Holder thereof, before any direct or indirect payments or distributions, including, without limitation, by exercise of set-off, of any cash, property or securities on account of principal of (or premium, if any) or interest on the Subordinated Debt, and to that end the Senior Debt Holder shall be entitled to receive directly, for application to the payment thereof (to the extent necessary to pay the Senior Debt in full after giving effect to any substantially concurrent payment or distribution to or provision for payment to the Senior Debt Holder in respect of the Senior Debt), any payment or distribution of any kind or character, whether in cash, property or securities, in respect of the Subordinated Debt.

11.           No direct or indirect payment by or on behalf of the Borrowers of principal of (premium, if any), or interest on, the Subordinated Debt, whether pursuant to the terms of Subordinated Debt, upon acceleration or otherwise, shall be made if at the time of such payment there exists (i) a default in the payment of all or any portion of principal of (premium, if any), interest on, fees or other amounts owing in connection with any Senior Debt or (ii) any default other than a default described in clause (i) above under any document or instrument governing or evidencing any Senior Debt, and, in either case, such default shall not have been cured or waived in writing.

12.           Rights and Obligations of Holders.

(a)           In the event that, notwithstanding anything contained in Section 8 prohibiting such payment or distribution, the Holders shall have received any payment on account of the Subordinated Debt at a time when such payment is prohibited by such provision before the Senior Debt is paid in full, then and in such event, such payment or distribution shall be received and held in trust by the Holders apart from their other assets and paid over or delivered to the holders of the Senior Debt remaining unpaid to the extent necessary to pay in full in cash the principal of (premium, if any), and interest on, such Senior Debt in accordance with its terms and after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

(b)           Nothing contained in this Section 9 will limit the right of the Holders of Subordinated Debt to take any action to accelerate the maturity of the Subordinated Debt pursuant to Section 6 hereof, provided, however, that all Senior Debt then due or thereafter declared to be due shall first be paid in full before the Holders are entitled to receive any payment from any Borrowers of principal of, or interest on, the Note.

(c)           Upon any payment or distribution of assets or securities referred to in this Section 9, the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.

13.           Rights of Holders of Senior Debt Not To Be Impaired.

14.           No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Borrowers with the terms and provisions and covenants herein regardless of any knowledge thereof such holder may have or otherwise be charged with.

15.           The provisions of these Sections 8-15 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Debt.  The Borrowers and each Holder of any Note, by its acceptance thereof, acknowledges that the holders of the Senior Debt are relying upon the provisions of these Sections 8-15 in extending such Senior Debt.

16.           Subrogation.

17.           Upon the payment in full of all Senior Debt, the Holders shall be subrogated to the extent of the payments or distributions made to the holders of, or otherwise applied to payment of, the Senior Debt pursuant to the provisions of these Sections 8-15 and to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Borrowers made on the Senior Debt until this Series A Note shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of Senior Debt of any cash, property or securities to which Holders of this Series A Note would be entitled except for the provisions of these Sections 8-15 and no payment over pursuant to the provisions of these Sections 8-15 to holders of Senior Debt by the Holders, shall, as between the Borrowers, its creditors other than holders of Senior Debt and the Holders, be deemed to be payment by the Borrowers to or on account of Senior Debt, it being understood that the provisions of these Sections 8-15 are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the Holders, on the other hand.

18.           If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of these Sections 8-15 shall have been applied, pursuant to the provisions of these Sections 8-15, to the payment of Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all Senior Debt in full.

19.           Obligations of Borrowers Unconditional.

20.           Nothing contained in these Sections 8-15 or elsewhere in the Loan Documents or in this Series A Note is intended to or shall impair, as between the Borrowers and the Holders, the obligations of the Borrowers, which are absolute and unconditional, to pay to the Holders the principal of (premium, if any), and interest on, this Series A Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Borrowers other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under the Loan Documents or under this Series A Note, subject to the rights, if any, under these Sections 8-15 of the holders of Senior Debt in respect of cash, property or securities of the Borrowers received upon the exercise of any such remedy.

21.           The failure to make a payment on account of principal of, or interest on, this Series A Note by reason of any provision of these Sections 8-15 shall not be construed as preventing the occurrence of an Event of Default hereunder.

22.           Notice to Holders.  Each Borrowers shall give prompt written notice to each Holder of any fact known to such Borrower which would prohibit the making of any payment on or in respect of this Series A Note, but failure to give such notice shall not affect the subordination of the Subordinated Debt to the Senior Debt provided in Section 8.  Notwithstanding the provisions of these Sections 8-15 or any other provision of the Loan Documents or this Series A Note, no Holder shall be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or in respect hereof, unless and until the Holders shall have received written notice thereof from a Borrower or a representative of or holder of Senior Debt, and, prior to the receipt of any such written notice, subject to the provisions of these Sections 8-15 the Holders shall be entitled in all respects to assume no such facts exist.  Nothing contained in this Section 13 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Sections 8 and 9.

23.           Right of Any Holder as Holder of Senior Debt.  Any Holder in its individual capacity shall be entitled to all the rights set forth in these Sections 8-15 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this agreement shall deprive such Holder of any of its rights as such holder.

24.           Reinstatement.  The provisions of these Sections 8-15 shall continue to be effective or be reinstated, and the Senior Debt shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Borrowers or otherwise, all as though such payment had not been made.

25.           No Novation.  This Amended and Restated Series A Note does not constitute a novation or waiver of the obligations and liabilities existing under that certain Amended and Restated Series A Note dated as of June 30, 2003 (the “Existing Series A Note”) and issued by the Borrowers, including any obligation or action required to be performed prior to the date hereof or to evidence payment of all or any of such obligations and liabilities.  The Borrowers hereby agree that this Series A Note amends and restates in its entirety the Existing Series A Note and that from and after the date hereof, the Existing Series A Note shall be of no further force or effect except as to evidence the incurrence of the obligations of the Borrowers thereunder and the representations and warranties made thereunder.   The Borrowers further agree that (a) all of the obligations of the Borrowers under the Existing Series A Note are in all respects continuing (as amended hereby) with the terms thereof being modified to the extent provided herein; and (b) the liens and security interests as granted under the Security Documents securing payment of such obligations are in all respects continuing and in full force and effect and secure the payment of such obligations.

26.           Miscellaneous.  No delay or omission of the Series A Lender to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Series A Lender’s action or inaction impair any such right or power. Each

Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Series A Lender in the enforcement of its rights in this Series A Note and in any security therefor, including without limitation reasonable fees and expenses of the Series A Lender’s counsel. If any provision of this Series A Note is found to be invalid by a court, all the other provisions of this Series A Note will remain in full force and effect. Each Borrower and all other makers and indorsers of this Series A Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. Each Borrower also waives all defenses based on suretyship or impairment of collateral. This Series A Note is executed by more than one Borrower and, therefore, the obligations of such entities hereunder are joint and several. This Series A Note may be executed in counterparts and shall bind each Borrower and its respective heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Series A Lender and its successors and assigns.

This Series A Note has been delivered to and accepted by the Series A Lender and will be deemed to be made in New York. THIS SERIES A NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE SERIES A LENDER AND THE BORROWERS DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ITS CONFLICT OF LAWS RULES.  Each Borrower hereby irrevocably consents to the jurisdiction of any state or federal court located in New York County, City of New York, New York, and consents that all service of process be sent by nationally recognized overnight courier service directed to each such Borrower at each such Borrower’s address set forth herein and service so made will be deemed to be completed on the day of receipt by such Borrower; provided that nothing contained in this Series A Note will prevent the Series A Lender from bringing any action, enforcing any award or judgment or exercising any rights against any Borrower individually, against any security or against any property of any such Borrowers within any other county, state or other foreign or domestic jurisdiction.  Each Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Series A Lender and each such Borrower.  Each Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Series A Note.

[signature page follows]

THERMOVIEW INDUSTRIES, INC.
AMERICAN HOME DEVELOPERS CO., INC.
FIVE STAR BUILDERS, INC.
KEY HOME CREDIT, INC.
KEY HOME MORTGAGE, INC.
LEINGANG SIDING AND WINDOW, INC.
PRIMAX WINDOW CO.
PRECISION WINDOW MFG., INC.
ROLOX, INC.
TD WINDOWS, INC.
THERMAL LINE WINDOWS, INC.
THERMOVIEW OF MISSOURI, INC.
THERMO-TILT WINDOW COMPANY
THOMAS CONSTRUCTION, INC.
THERMO-SHIELD OF AMERICA (ARIZONA), INC.
THERMO-SHIELD OF AMERICA (MICHIGAN), INC.
THERMO-SHIELD COMPANY, LLC
THERMO-SHIELD OF AMERICA(WISCONSIN), LLC
THERMOVIEW ADVERTISING GROUP, INC.

By:
Charles L. Smith, President